                         BAY STATE FEDERAL SAVINGS BANK
                      RETIREMENT BENEFIT EQUALIZATION PLAN

                                TABLE OF CONTENTS

                                   [RESERVED]

                                    ARTICLE I
                                  INTRODUCTION

SECTION 1.01  PURPOSE, DESIGN AND INTENT.

(a) The purpose of the Bay State Federal Savings Bank Retirement Benefit Equalization Plan (the "Plan") is to assist Bay State Federal Savings Bank (the "Bank") and its affiliates in retaining the services of key employees until their retirement, to induce such employees, to use their best efforts to enhance the business of the Bank and its affiliates, and to provide certain supplemental retirement benefits to such employees.

(b) The Plan, in relevant part, is intended to constitute an unfunded "excess benefit plan" as defined in Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended. The Plan is specifically designed to provide certain key employees with retirement benefits which would have been payable under the Regulations governing the Comprehensive Retirement Program of the Financial Institutions Retirement Fund, as adopted by Bay State Federal Savings Bank and as may be amended from time to time, the Bay State Federal Savings Bank Employee Stock Ownership Plan, and the Bay State Federal Savings Bank Employees' Savings and Profit Sharing Plan, but for the limitations placed on the benefits under the plans for such employees by Sections 401(a)(17), 401(m), and 415 of the Code (as defined in Section 2.01(e) of the Plan).

SECTION 1.02  EFFECTIVE DATE.

The Plan is effective as of October 1, 1997.


                                   ARTICLE II
                                   DEFINITIONS

SECTION 2.01  DEFINITIONS.

When used herein, the following words and phrases shall have the meaning set forth below:

(a) "ACTUARY" means the independent consulting actuary retained by the Employer to assist the Plan Administrator in its administration of the Plan.

(b) "ANNUAL SUPPLEMENTAL RETIREMENT BENEFIT" means the annual benefit payable to a Participant pursuant to the Plan, as determined in accordance with provisions of Section 4.01 of the Plan.

(c) "BENEFICIARY" means the person or persons designated by a Participant, in accordance with Section 3.02 of the Plan, to receive any benefit payable upon the death of such Participant.

(d)     "BOARD OF DIRECTORS" means the Board of Directors of the Employer.

(e)     "CODE" means the Internal Revenue Code of 1986, as amended.

(f)     "ESOP" means the Bay State Federal Savings Bank Employee Stock Ownership
        Plan.

(g) "EMPLOYER" means Bay State Federal Savings Bank and its affiliates (as determined pursuant to Section 414(b), (c), (m), or (o) of the Code), which participate in the Plan.

(h) "FUND" means the Financial Institutions Retirement Fund, a qualified and tax-exempt pension plan and trust under Sections 401(a) and 501(a) of the Code.

(i) "PARTICIPANT" means an employee whom the Board of Directors designates, pursuant to Section 3.01 of the Plan, as eligible to benefit under the Plan.

(j) "PLAN" means this Bay State Federal Savings Bank Retirement Benefit Equalization Plan.

(k) "PLAN ADMINISTRATOR" means the Board of Directors or the person(s) designated by the Board of Directors, pursuant to Section 9.02 of the Plan, to administer the Plan.

(l) "REGULATIONS" means the Regulations governing the Comprehensive Retirement Program of the Fund, as adopted by the Employer and as may be amended from time to time.

(m) "SAVINGS PLAN" means the Bay State Federal Savings Bank Employees Savings and Profit Sharing Plan.

(n) "SUPPLEMENTAL ESOP BENEFIT" means the benefit payable to the Participant pursuant to the Plan, as determined in accordance with the provisions of
        Section 4.02 of the Plan.

(o) "SUPPLEMENTAL SAVINGS BENEFIT" means the benefit payable to the Participant pursuant to the Plan, as determined in accordance with the provisions of Section 4.02 of the Plan.

                                   ARTICLE III
                          ELIGIBILITY AND PARTICIPATION

SECTION 3.01  ELIGIBILITY AND PARTICIPATION.

Each employee of the Employer shall be eligible to participate in the Plan. An employee shall become a Participant in the Plan upon his or her designation as such by the Board of Directors, as designated on Appendix A hereto. An individual shall cease participation in the Plan when he or she is no longer entitled to receive any benefit under the Plan. A benefit shall be payable under the Plan to or on account of a Participant only upon the Participant's retirement, death, or other termination from service with the Employer.

SECTION 3.02  DESIGNATION OF BENEFICIARY.

(a) Each Participant may file with the Plan Administrator a written designation of one or more persons who shall be entitled to receive any benefit payable under the Plan upon such Participant's death. A Participant may, from time to time, revoke or change his Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Plan Administrator. The last such designation received by the Plan Administrator shall be controlling.

(b) If no such Beneficiary designation is in effect at the time of a Participant's death, or if no designated Beneficiary survives the Participant, or if, in the opinion of the Plan Administrator, such designation conflicts with applicable law, the Participant's estate shall be deemed to have been designated as the Participant's Beneficiary. If the Plan Administrator is in doubt as to the right of any person to receive any benefit under the Plan, the Plan Administrator may retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Plan Administrator may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan and the Employer therefor.


                                   ARTICLE IV
                               AMOUNT OF BENEFITS

SECTION 4.01  ANNUAL SUPPLEMENTAL RETIREMENT BENEFIT.

A Participant's Annual Supplemental Retirement Benefit under the Plan shall be equal to the excess of (a) over (b), where:

(a) is the annual benefit (as calculated by the Fund on the basis of the form of payment elected under the Regulations by the Participant and including any "Active Service Death Benefit," "Retirement Adjustment Payment," and "Single Purchase Fixed Percentage

        Adjustment" which the Employer elected to provide its employees under the Regulations) that would otherwise be payable to or on account of the Participant by the Fund under the Regulations if the provisions of the Regulations were administered without regard to the limitations imposed by Sections 401(a)(17) and/or 415 of the Code; and

(b) is the annual benefit (as calculated by the Fund on the basis of the form of payment elected under the Regulations by the Participant and including any "Active Service Death Benefit," "Retirement Adjustment Payment," and "Single Purchase Fixed Percentage Adjustment" which the Employer elected to provide its employees under the Regulations) that is payable to or on account of the Participant by the Fund under the Regulations after giving effect to any reduction of such benefit required by the limitations imposed by Sections 401(a)(17) and/or 415 of the Code.

No "Annual Increment" shall be payable with respect to any benefit under the Plan except that the Annual Supplemental Retirement Benefit determined under this Section 4.01 shall be actuarially increased to reflect the value of the "Annual Increment" which would have been payable under the Regulations, utilizing for that purpose the same actuarial factors and assumptions then used by the Fund to determine actuarial equivalence under the Regulations.

SECTION 4.02  SUPPLEMENTAL ESOP BENEFIT.

A Participant's Supplemental ESOP Benefit under the Plan shall be equal to the excess of (a) over (b), where:

(a) is annual contributions made by the Employer that would otherwise be allocated to the accounts of the Participant under the ESOP for a particular year if the provisions of the ESOP were administered without regard to the limitations imposed by Sections 401(a)(17) and/or 415 of the Code; and

(b) is the annual contributions made by the Employer and that are actually allocated to the accounts of the Participant under the provisions of the ESOP for that particular year after giving effect to any reduction of such allocation required by the limitations imposed by Sections 401(a)(17) and/or 415 of the Code.

SECTION 4.03  SUPPLEMENTAL SAVINGS BENEFIT.

A Participant's Supplemental Savings Benefit under the Plan shall be equal to the excess of (a) over (b), where:

(a) is matching contributions that would otherwise be allocated to an account of the Participant under the Savings Plan for a particular year if the provisions of the Savings Plan were administered without regard to the limitations imposed by Sections 401(a)(17), 401(m), and/or 415 of the Code; and

(b) is the matching contributions made by the Employer that are actually allocated to an account of the Participant under the provisions of the Savings Plan for that particular year after giving effect to any reduction of such allocation required by the limitations imposed by Sections 401(a)(17), 401(m), and/or 415 of the Code.

                                    ARTICLE V

SECTION 5.01  SUPPLEMENTAL ESOP BENEFIT ACCOUNT.

(a) The Bank will establish a memorandum account, the "Supplemental ESOP Benefit Account," for each Participant on its books, and each year the Plan Administrator will credit the amount of contributions determined under Section 4.02 of the Plan. The Plan Administrator shall credit the Supplemental ESOP Benefit Account with an amount equal to the appropriate number of shares of stock of the holding company of the Bank or other medium of contribution that would have otherwise been made to the Participant's accounts under the ESOP but for the limitations imposed by the Code. Shares of stock shall be valued under this Plan in the same manner as under the ESOP. Cash contributions credited to a Participant's Supplemental ESOP Benefit Account shall be credited monthly with interest at a rate equal to the combined weighted return provided to the Participant's non-stock accounts under the ESOP.

(b) A Participant shall have a non-forfeitable right to a Supplemental ESOP Benefit under this Section 5.01 in the same percentage as he has to benefits under the ESOP at the time the benefits become distributable to him.

SECTION 5.02  SUPPLEMENTAL SAVINGS BENEFIT ACCOUNT.

(a) The Bank will establish a memorandum account, the "Supplemental Savings Benefit Account" for each Participant on its books, and each year the Plan Administrator will credit the amount of contributions determined under Section 4.03 of the Plan. Contributions credited to a Participant's Supplemental Savings Benefit Account shall be credited monthly with interest at a rate equal to the combined weighted return provided to the Participant's matching contribution account under the Savings Plan.

(b) A Participant shall have a non-forfeitable right to a Supplemental Savings Benefit under this Plan in the same percentage as he has to matching contributions under the Savings Plan at the time the benefits become distributable to him.

                                   ARTICLE VI
                                BENEFIT PAYMENTS

SECTION 6.01  REGULAR FORM OF PAYMENT OF ANNUAL SUPPLEMENTAL RETIREMENT BENEFIT.

Unless the Participant elects an optional form of payment under the Plan pursuant to Section 6.02 of the Plan, the Annual Supplemental Retirement Benefit, if any, payable to or on account of such Participant under Section 4.01 of the Plan, shall be converted by the Actuary and shall be payable to or on account of the Participant in the "Regular Form" of payment, utilizing for that purpose the same actuarial factors and assumptions then used by the Fund to determine actuarial equivalence under the Regulations. For purposes of the Plan the "Regular Form" of payment means an Annual Benefit payable for the Participant's lifetime and the death benefit described in Section 6.03 of the Plan.

SECTION 6.02 OPTION FORM OF PAYMENT REGARDING ANNUAL SUPPLEMENTAL RETIREMENT BENEFIT.

(a) A Participant may, with the consent of the Plan Administrator, elect in writing to have his Annual Supplemental Retirement Benefit converted by the Actuary to any optional form of payment then permitted under the Regulations, except that no benefit under the Plan may be paid in the form of a lump sum. The Actuary shall utilize for the purpose of that conversion the same actuarial factors and assumptions then used by the Fund to determine actuarial equivalence under the Regulations.

(b) If a Participant elects an optional form of payment under paragraph (a) of this Section 6.02 and dies after the date his benefit payments under the Plan had commenced, the only death benefit payable under the Plan in respect of said Participant shall be the amount, if any, payable under the optional form of payment which the Participant elected under the Plan. If a Participant elects an optional form of payment under paragraph (a) of this Section 6.02 and dies before the date his benefit payments under the Plan commence, his election of an optional form of benefit shall be inoperative and his benefits shall be distributed to his Beneficiary in accordance with the provisions of Section 6.03 of the Plan.

(c)     An election of an optional form of payment under paragraph this Section
        6.02 may be made only on a form prescribed by the Plan Administrator and filed by the Participant with the Plan Administrator prior to the commencement of any payment of his benefit under Section 6.04 of the Plan.

SECTION 6.03  PAYMENTS OF ANNUAL SUPPLEMENTAL RETIREMENT BENEFIT UPON DEATH.

(a) Upon the death of a Participant who had not elected an optional form of payment under Section 6.02 of the Plan, a death benefit shall be paid to the Participant's Beneficiary in a lump sum equal to the excess, if any, of (i) over (ii), where:

               (i) is an amount equal to 12 times the Annual Benefit, if any, payable under Section 4.01 of the Plan, and

               (ii) is the sum of the benefit payments, if any, which the
                    Participant had received under the Plan upon his death.

(b) If a Participant to whom an Annual Supplemental Retirement Benefit is payable under the Plan dies before commencement of the payment of his benefit, the death benefit payable under paragraph (a) of this Section
        6.03 shall be payable to the Participant's Beneficiary as if the payment of the Participant's benefit had commenced on the first day of the month in which his death occurred.

SECTION 6.04 TIMING OF BENEFIT PAYMENTS REGARDING ANNUAL SUPPLEMENTAL RETIREMENT BENEFIT.

A Participant's Annual Supplemental Retirement Benefit under the Plan shall be paid in monthly installments commencing on the first day of the month next following the Participant's retirement date under the Regulations, except that no benefit shall be paid prior to the date benefits under the Plan can be definitely determined by the Plan Administrator.

SECTION 6.05  PAYMENTS OF ANNUAL SUPPLEMENTAL RETIREMENT BENEFIT UPON
              REEMPLOYMENT.

If a Participant is restored to employment with the Employer after payment of his Annual Supplemental Retirement Benefit under the Plan has commenced, all payments under the Plan shall thereupon be discontinued. Upon the Participant's subsequent retirement or termination of employment with the Employer, his benefit under the Plan shall be recomputed in accordance with Sections 4.01 and
6.01 of the Plan, but shall be reduced by the equivalent value of the amount of any Annual Supplemental Retirement Benefit paid by the Plan in respect of his previous retirement or termination of employment, and such reduced benefit shall be paid to such Participant in accordance with the provisions of the Plan. For purposes of this Section 6.05, the equivalent value of the benefit paid in respect of a Participant's previous retirement or termination of employment shall be determined by the Actuary utilizing the same actuarial factors and assumptions then used by the Fund to determine actuarial equivalence under the Regulations.

SECTION 6.06  PAYMENT OF SUPPLEMENTAL ESOP BENEFIT.

A Participant's Supplemental ESOP Benefit shall be paid to the Participant in the same form, time, medium (i.e., cash and/or stock), and manner as his benefits under the ESOP.

SECTION 6.07  PAYMENT OF SUPPLEMENTAL SAVINGS BENEFIT.

A Participant's Supplemental Savings Benefit shall be paid to the Participant in the same form, time, and medium (i.e., cash and/or stock), and manner as his benefits under the Savings Plan; provided, however, that no distribution shall take place from this Plan solely as a result of a distribution under the Savings Plan as a result of a loan or hardship distribution under the Savings Plan.

SECTION 6.08  PAYMENTS OF SUPPLEMENTAL ESOP AND/OR SAVINGS BENEFITS UPON DEATH.

Upon the death of a Participant before distribution of the full amount of any Supplemental ESOP Benefit and/or any Supplemental Savings Benefit, any remaining amounts shall be distributed to his beneficiary in a lump sum distribution as soon as administratively practicable following such Participant's death.

                                   ARTICLE VII
                                CLAIMS PROCEDURES

SECTION 7.01  CLAIMS REVIEWER.

For purposes of handling claims with respect to this Plan, the "Claims Reviewer" shall be the Plan Administrator, unless the Board of Directors designates another person or persons as Claims Reviewer.

SECTION 7.02  CLAIMS PROCEDURE.

(a) An initial claim for benefits under the Plan must be made by the Participant or his or her Beneficiary in accordance with the terms of this Section 7.02.

(b) Not later than ninety (90) days after receipt of such a claim, the Claims Reviewer will render a written decision on the claim to the claimant, unless special circumstances require the extension of such 90-day period. If such extension is necessary, the Claims Reviewer shall provide the Participant or the Participant's Beneficiary with written notification of such extension before the expiration of the initial 90-day period. Such notice shall specify the reason or reasons for such extension and the date by which a final decision can be expected. In no event shall such extension exceed a period of 90 days from the end of the initial 90-day period.

(c) In the event the Claims Reviewer denies the claim of a Participant or the Beneficiary in whole or in part, the Claims Reviewer's written notification shall specify, in a manner calculated to be understood by the claimant, the reason for the denial; a reference to the Plan or other document or form that is the basis for the denial; a description of any additional material or information necessary for the claimant to perfect the claim; an explanation as to why such information or material is necessary; and an explanation of the applicable claims procedure.

(d) Should the claim be denied in whole or in part and should the claimant be dissatisfied with the Claims Reviewer's disposition of the claimant's claim, the claimant may have a full and fair review of the claim by the Employer upon written request therefor submitted by the claimant or the claimant's duly authorized representative and received by the Employer within sixty (60) days after the claimant receives written notification that the claimant's claim has been denied. In connection with such review, the claimant or the claimant's duly authorized representative shall be entitled to review pertinent documents and submit the claimant's views as to the issues, in writing. The Employer shall act to deny or accept the claim within sixty (60) days after receipt of the claimant's written request for review unless special circumstances require the extension of such 60-day period. If such extension is necessary, the Employer shall provide the claimant with written notification of such extension before the expiration of such initial 60-day period. In all events, the Employer shall act to deny or accept the claim within 120 days of the receipt of the claimant's written request for review. The action of the Employer shall be in the form of a written notice to the claimant and its contents shall include all of the requirements for action on the original claim.

(e) In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this Article VII.

                                  ARTICLE VIII
                            AMENDMENT AND TERMINATION

SECTION 8.01  AMENDMENT OF THE PLAN.

The Employer may at any time amend the Plan, but such amendment shall not adversely affect the rights of any Participant or Beneficiary, without his or her consent, to any benefit under the Plan to which such Participant or Beneficiary may have previously become entitled prior to the effective date of such amendment. The Plan Administrator shall be authorized to make minor or administrative changes to the Plan, as well as amendments required by applicable federal or state law (or authorized or made desirable by such statutes); provided, however, that such amendments must subsequently be ratified by the Board of Directors.

SECTION 8.02  TERMINATION OF THE PLAN.

The Employer may at any time terminate the Plan, but such termination shall not adversely affect the rights of any Participant or Beneficiary, without his or her consent, to any benefit under the Plan to which such Participant or Beneficiary may have previously become entitled prior to the effective date of such termination. Upon termination of the Plan, distribution of benefits under the Plan shall commence as if the Participant had retired and began receiving benefits under the Plan.

                                   ARTICLE IX
                               GENERAL PROVISIONS

SECTION 9.01  UNFUNDED, UNSECURED PROMISE TO MAKE PAYMENTS IN THE FUTURE.

The right of a Participant or the Participant's Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Employer, and neither a Participant nor his or her designated Beneficiary shall have any rights in or against any assets of the Employer. The Plan at all times shall be considered entirely unfunded both for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The Employer may, within its sole discretion, establish a bookkeeping reserve or a grantor trust (within the meaning of Sections 671 through 677 of the Code) to reflect or to aid it in meeting its obligations under the Plan with respect to any Participant, prospective Participant, or Beneficiary. Any funds invested hereunder shall continue for all purposes to be part of the general assets of the Employer and available to its general creditors in the event of bankruptcy or insolvency. Any benefits which may be payable pursuant to this Plan are not subject in any manner to anticipation, sale, alienation, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of a Participant or a Participant's Beneficiary. The Plan constitutes a mere promise by the Employer to make benefit payments in the future. No interest or right to receive a benefit may be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

SECTION 9.02  PLAN ADMINISTRATOR.

The Plan shall be administered by the Plan Administrator, which shall be the Board of Directors, unless the Board of Directors appoints any individual or group of individuals to act as Plan Administrator. The Plan Administrator shall have the authority, duty and power to interpret and construe the provisions of the Plan as it deems appropriate. The Plan Administrator shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing the payments hereunder. The Plan Administrator shall be entitled to rely on all tables, valuations, certificates, opinions, data and reports furnished by any actuary, accountant, controller, counsel or other person employed or retained by the Employer with respect to the Plan. The interpretations, determinations, regulations and calculations of the Plan Administrator shall be final and binding on all persons and parties concerned.

SECTION 9.03  EXPENSES.

Expenses of administration of the Plan shall be paid by the Employer.

SECTION 9.04  RIGHTS OF PARTICIPANTS AND BENEFICIARIES.

(a) The sole rights of a Participant or Beneficiary under this Plan shall be to have this Plan administered according to its provisions, to receive whatever benefits he or she may be entitled to hereunder.

(b) Nothing in the Plan shall be interpreted as a guaranty that any funds in any trust which may be established in connection with the Plan or assets of the Employer will be sufficient to pay any benefit hereunder.

(c) The adoption and maintenance of this Plan shall not be construed as creating any contract of employment or service between the Employer and any Participant or other individual. The Plan shall not affect the right of the Employer to deal with any Participants in employment or service respects, including their hiring, discharge, compensation, and conditions of employment or other service.

SECTION 9.05  INCOMPETENT INDIVIDUALS.

The Employer may from time to time establish rules and procedures which it determines to be necessary for the proper administration of the Plan and the benefits payable to an individual in the event that individual is declared incompetent and a conservator or other person legally charged with that individual's care is appointed. Except as otherwise provided herein, when the Employer determines that such individual is unable to manage his or her financial affairs, the Employer may pay such individual's benefits to such conservator, person legally charged with such individual's care, or institution then contributing toward or providing for the care and maintenance of such individual. Any such payment shall constitute a complete discharge of any liability of the Employer and the Plan for such individual.

SECTION 9.06  SALE, MERGER, OR CONSOLIDATION OF THE EMPLOYER.

The Plan shall be binding upon and inure to the benefit of the employer and its successors and assigns and the members, and the successors, assigns, designees and estates of the members. The Plan shall also be binding upon and inure to the benefit of any successor organization succeeding to substantially all of the assets and business of the Employer, but nothing in the Plan shall preclude the Employer from merging or consolidating into or with, or transferring all or substantially all of its assets to, another organization which assumes the Plan and all obligations of the Employer hereunder. The Employer agrees that it will make appropriate provision for the preservation of members' rights under the Plan in any agreement or plan which it may enter into to effect any merger, consolidation, reorganization or transfer of assets. Upon such a merger, consolidation, reorganization, or transfer of assets and assumption of Plan obligations of the Employer, the term "Employer" shall refer to such other organization and the Plan shall continue in full force and effect.

SECTION 9.07  LOCATION OF PARTICIPANTS.

Each Participant shall keep the Employer informed of his or her current address and the current address of his or her designated Beneficiary. The Employer shall not be obligated to search for any person. If such person is not located within three (3) years after the date on which payment of the Participant's benefits payable under this Plan may first be made, payment may be made as though the Participant or his or her Beneficiary had died at the end of such three-year period.

SECTION 9.08  LIABILITY OF THE EMPLOYER.

Notwithstanding any provision herein to the contrary, neither the Employer nor any individual acting as an employee or agent of the Employer shall be liable to any Participant, former Participant, Beneficiary, or any other person for any claim, loss, liability or expense incurred in connection with the Plan, unless attributable to fraud or willful misconduct on the part of the Employer or any such employee or agent of the Employer.

SECTION 9.09  WITHHOLDING.

The Employer shall withhold or cause to be withheld from all benefits payable under the Plan all federal, state, local, and other taxes required by applicable law to be withheld with respect to such payments.

SECTION 9.10  INTERPRETATION.

As used in the Plan, the masculine gender shall be deemed to refer to the feminine, and the singular person shall be deemed to refer to the plural, whenever appropriate.

SECTION 9.11  HEADINGS.

All Article and Section headings used herein have been inserted solely as a matter of convenience and shall not in any manner define or limit the scope or intent of any provisions of the Plan.

SECTION 9.12  GOVERNING LAW.

All questions pertaining to the construction, validity and effect of the Plan shall be determined in accordance with the laws of the United States and to the extent not preempted by such laws, by the laws of the Commonwealth of Massachusetts.

        This Plan has been duly adopted this ____ day of ______________, 199__, to be effective as of the 1st day of October, 1997.

                                         By:

                                               President

ATTEST:

          Secretary